Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of Independent Bank Group, Inc. of our report dated October 2, 2019 on the consolidated financial statements of Guaranty Bancorp, which is included in the Current Report on Form 8-K filed by Independent Bank Group, Inc. on January 21, 2020. We also consent to the reference to us under the heading “Experts” in the joint proxy statement/prospectus.

/s/ Crowe LLP

Oak Brook, Illinois

January 21, 2020